Exhibit 10.8

Certain confidential information contained in this exhibit have been omitted by means of redacting a portion of the text and replacing it with [***], pursuant to Regulation S-K Item 601(b) of the Securities Act of 1933, as amended. Certain confidential information has been excluded from this exhibit because it is: (i) not material; and (ii) the registrant treats such information as private or confidential.
AMENDED, RESTATED AND CONSOLIDATED LICENSE AGREEMENT
This AMENDED, RESTATED AND CONSOLIDATED LICENSE AGREEMENT (this “LICENSE AGREEMENT”) is entered into this 27th day of June, 2012 (the “EFFECTIVE DATE’’) between The University of North Carolina at Chapel Hill having an address at Campus Box 4105, 308 Bynum Hall, Chapel Hill, North Carolina, 27599-4105 (“UNIVERSITY”) and Novan, Inc., a corporation organized and existing under the laws of the State of Delaware (“LICENSEE”).
WITNESSETH
WHEREAS, UNIVERSITY entered into a first license agreement with LICENSEE effective July 18, 2007, a FIRST AMENDMENT thereto effective September 30, 2008 and a SECOND AMENDMENT thereto effective October 29, 2010 (such license agreement, as amended by the FIRST AMENDMENT and the SECOND AMENDMENT thereto, the “FIRST AGREEMENT”); and
WHEREAS, UNIVERSITY entered into a second license agreement with LICENSEE effective October 1, 2009 and a FIRST AMENDMENT thereto effective October 29, 2010 (such license agreement, as amended by the FIRST AMENDMENT thereto, the “SECOND AGREEMENT”); and
WHEREAS, UNIVERSITY and LICENSEE wish to amend, restate and consolidate the FIRST AGREEMENT and the SECOND AGREEMENT into a single agreement as provided herein.
NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained in this LICENSE AGREEMENT and for good and valuable consideration, it is agreed by and between UNIVERSITY and LICENSEE as follows:
ARTICLE 1: DEFINITIONS
In addition to such terms defined elsewhere in this LICENSE AGREEMENT, the following terms shall have the meanings described below.
1.1 “AFFILIATE” means (a) any person or entity which owns or controls at least fifty percent (50%) of the equity or voting stock of the LICENSEE, or (b) any person or entity fifty percent (50%) of whose equity or voting stock is owned or controlled by LICENSEE or (c) any person or entity of which at least fifty percent (50%) of the equity or voting stock is owned or controlled by the same person or entity owning or controlling at least fifty percent (50%) of LICENSEE.
1.2 “EXISTING PATENT RIGHTS” means all PATENT RIGHTS claiming INVENTIONS or otherwise existing as of the EFFECTIVE DATE.

1.3 “FIRST COMMERCIAL SALE” means the first sale of commercial quantities of any LICENSED PRODUCT (as defined below) for human therapeutic use under an approved NDA or BLA (or foreign equivalent thereof) by LICENSEE, an AFFILIATE, or any SUBLICENSEE of either of the foregoing for which the proceeds of such sale qualify as NET SALES (as defined below).
1.4 “IMPROVEMENT” means any (i) modification, enhancement, or improvement of an INVENTION or any other invention described in the EXISTING PATENT RIGHTS or (ii) other invention, the manufacture, use, or sale of which modification, enhancement, or improvement would, but for the licenses granted hereunder, infringe one or more claims of the EXISTING PATENT RIGHTS.
1.5 “INVENTIONS” means the subject matter of any invention disclosures, patent applications or patents identified in Appendix A. “UNIVERSITY INVENTIONS” refers to INVENTIONS that have only inventors, as determined under the Patent Laws of the United States of America, that are obligated to assign their rights in any INVENTIONS to the UNIVERSITY. “JOINT INVENTIONS” refers to INVENTIONS that have inventors, as determined under the Patent Laws of the United States of America, that are obligated to assign their rights in any INVENTIONS to the UNIVERSITY and inventors that are obligated to assign their rights in any INVENTIONS to LICENSEE or an AFFILIATE.
1.6 “LICENSED FIELD” means all uses and applications.
1.7 “LICENSED PRODUCTS” means any method or process, composition, product, or component part thereof claimed in whole or in part by an issued, unexpired, or pending claim contained in the PATENT RIGHTS whose manufacture, intended use, or sale would, but for the license(s) granted in this LICENSE AGREEMENT, infringe on the PATENT RIGHTS in the country of sale.
1.8 “LICENSED TERRITORY” means the entire world.
1.9 “NET SALES” means the total invoiced sales price received for LICENSED PRODUCTS sold by LICENSEE, its AFFILIATES, and their SUBLICENSEES less (a) sales taxes or other taxes, (b) shipping and insurance charges, (c) actual allowances, rebates, credits, or refunds for returned or defective LICENSED PRODUCTS, (d) trade discounts and quantity discounts, retroactive price reductions, or other allowances actually allowed or granted from the billed amount and taken, (e) rebates, credits, and chargeback payments (or the equivalent thereof) granted to managed health care organizations, wholesalers, or to federal, state/provincial, local and other governments, including their agencies, purchasers, and/or reimbursers, or to trade customers, and (f) any import or export duties, tariffs, or similar charges incurred with respect to the import or export of LICENSED PRODUCTS into or out of any country in the LICENSED TERRITORY. LICENSED PRODUCTS will be considered sold when paid for. Notwithstanding the foregoing, NET SALES shall not include, and shall be deemed zero with respect to, (1) the distribution of reasonable quantities of promotional samples of LICENSED PRODUCTS, (2) LICENSED PRODUCTS provided for clinical trials or research purposes, or charitable or compassionate use purposes, or (3) LICENSED PRODUCTS provided to any AFFILIATE, SUBLICENSEE or other strategic partner under an agreement in which NET SALES by such AFFILIATE, SUBLICENSEE or other strategic partner shall be subject to royalties under Section 3.5 or 3.6.

Notwithstanding the foregoing, in the event that LICENSED PRODUCTS are sold by LICENSEE, an AFFILIATE, or a SUBLICENSEE as part of a combination product or bundled product, or in conjunction with a delivery system, the NET SALES of such product, for the purposes of determining royalty payments due under this LICENSE AGREEMENT, shall be determined by multiplying the NET SALES (as originally defined above) of the combination product by the fraction A/(A+B), where A is the average sale price of the LICENSED PRODUCT when sold separately in finished form and B is the average sale price of the other product(s) or system sold separately in finished form, so that A+B is the average sale price of all of the product(s) and, if applicable, the delivery system together, as the case may be. In the event that such average sale price cannot be determined for both the LICENSED PRODUCT and such other product(s) or system(s) in combination, NET SALES for the purposes of determining royalty payments with respect to such combination or bundled product shall be commercially reasonable and determined by good faith negotiation between UNIVERSITY and LICENSEE.
1.10 “PATENT RIGHTS” means any United States, foreign or international patents and/or patent applications claiming the INVENTIONS or any IMPROVEMENTS owned or controlled by UNIVERSITY prior to or during the term of this LICENSE AGREEMENT, which shall include but not be limited to those patents and patent applications listed on Appendix A, attached hereto, as well as any continuations, continuations-in-part (to the extent they are directed to subject matter described in, claimed by, or enabled by the patents or patent applications set forth on Appendix A, any INVENTIONS, or any IMPROVEMENT), divisionals, provisionals, continued prosecution applications, reexaminations, renewals, extensions, request for continued examinations, or reissues thereof, and any foreign counterpart of any of the foregoing.
1.11 “PHASE I CLINICAL TRIAL” means any human clinical trial, conducted by or on behalf of LICENSEE, an AFFILIATE, or a SUBLICENSEE with respect to a LICENSED PRODUCT, including typically the first phase of clinical trials conducted in relatively small numbers of healthy volunteers or patients with the targeted condition to obtain information on a LICENSED PRODUCT’s safety, tolerability, pharmacological activity, pharmacokinetics, drug metabolism and mechanism of action, as more fully defined in 21 C.F.R. § 312.21(a), as may be amended, and, with respect to any other country or jurisdiction, the equivalent of such a clinical trial in such other country or jurisdiction.
1.12 “PHASE II CLINICAL TRIAL” means any well-controlled clinical trial, conducted by or on behalf of LICENSEE, an AFFILIATE, or a SUBLICENSEE with respect to a LICENSED PRODUCT, in human subjects, including clinical trials conducted in patients with the targeted condition, and designed to evaluate clinical activity (including but not limited to, pertinent pharmacodynamic effects or biomarker responses) and safety for a LICENSED PRODUCT for one or more indications, as well as to obtain an indication of the dosage regimen required, as more fully defined in 21 C.F.R. § 312.21(b), as may be amended, and, with respect to any other country or jurisdiction, the material equivalent of such a clinical trial in such other country or jurisdiction.
1.13 “SUBLICENSEE” means any third party to whom LICENSEE or any AFFILIATE licenses any of the rights granted under this LICENSE AGREEMENT pursuant to Article 6.

1.14 “SUBLICENSING REVENUE” means sublicense payments to the extent received by LICENSEE directly and solely, as reasonably determined by LICENSEE, as consideration for the grant of rights to PATENT RIGHTS, including upfront fees or milestone payments but excluding sales-based royalties, sales-based milestone fees, or other payments calculated on the basis of SUBLICENSEES’ sales of LICENSED PRODUCTS, purchases of equity or debt of LICENSEE, payments made in connection with research and development agreements or collaborations, or other payments made by a SUBLICENSEE where LICENSEE is obligated to perform services or to provide goods in connection with such payment shall not be considered sublicense payments for purposes of this LICENSE AGREEMENT.
1.15 “UNIVERSITY TECHNOLOGY” means any unpublished research and development information, know-how, and technical data in the possession of UNIVERSITY prior to or following the EFFECTIVE DATE of this LICENSE AGREEMENT which relates to and is necessary for the practice of the INVENTIONS or IMPROVEMENTS and which UNIVERSITY has the right to provide to LICENSEE.
ARTICLE 2: GRANT OF LICENSE
2.1 UNIVERSITY hereby grants to LICENSEE and its AFFILIATES to the extent of the LICENSED TERRITORY a non-exclusive right and license to use UNIVERSITY TECHNOLOGY in the LICENSED FIELD, with the right to sublicense, subject to all the terms and conditions of this LICENSE AGREEMENT. Nothing herein shall constitute a sale of the UNIVERSITY TECHNOLOGY.
2.2 UNIVERSITY hereby grants to LICENSEE and its AFFILIATES to the extent of the LICENSED TERRITORY an exclusive right and license under the PATENT RIGHTS to make, have made, use, offer for sale, sell and import LICENSED PRODUCTS in the LICENSED FIELD, with the right to sublicense, subject to all the terms and conditions of this LICENSE AGREEMENT.
2.3 UNIVERSITY reserves the right to practice under the PATENT RIGHTS, to use UNIVERSITY TECHNOLOGY, and to make, use and provide LICENSED PRODUCTS for, in each and every case, its own internal, not-for-profit research, public service, teaching and educational purposes, without payment of royalties, provided that the exercise of such reserved rights by UNIVERSITY shall not (i) be on behalf of, sponsored with funding received from, or subject to any intellectual property rights granted to any commercial third party nor (ii) include any human use or clinical administration without prior written approval from LICENSEE. Furthermore, UNIVERSITY shall be free to publish UNIVERSITY TECHNOLOGY as it sees fit, provided that (i) UNIVERSITY shall provide LICENSEE with a manuscript of any proposed paper or an abstract of any proposed presentation describing any INVENTIONS, IMPROVEMENTS, or technology claimed or described in the patents and patent applications included in the PATENT RIGHTS at least [***] ([***]) days prior to its submission for publication or presentation and (ii) as reasonably requested by LICENSEE, UNIVERSITY shall instruct its patent counsel to make such patent filings or conduct the prosecution of the patents and patent applications included in the PATENT RIGHTS as appropriate prior to publication or presentation of such material to prevent the loss of any rights granted under this LICENSE AGREEMENT.
2.4 UNIVERSITY may transfer (i) any materials incorporating UNIVERSITY TECHNOLOGY or any of the INVENTIONS or (ii) any materials whose manufacture, use, or practice would infringe any of the PATENT RIGHTS to nonprofit, academic research institutions for their own internal, not-for-profit, research, teaching, and educational purposes upon such institution’s execution of a Material Transfer Agreement with UNIVERSITY in a form substantially similar to that attached hereto as Appendix B (any such material transfer agreement entered into, a “Material Transfer Agreement”), provided that (1) any such third party’s use of, or research concerning, such materials shall not (a) be on behalf of, sponsored with funding received from, or subject to any intellectual property rights granted to any commercial third party nor (b) include any human use or clinical administration without prior written approval of UNIVERSITY and LICENSEE and (2) the UNIVERSITY shall provide written notification to LICENSEE of any such transfer of materials identifying the party to whom such materials were transferred and the materials transferred.
UNIVERSITY shall promptly notify LICENSEE in writing in the event they receive (i) disclosure of any INVENTION (as defined in the Material Transfer Agreement) or (ii) a copy of any proposed manuscript describing, referencing, or including the results of any use of materials transferred under any Material Transfer Agreement from any third party research institution pursuant to any Material Transfer Agreement, and shall include with such notice to LICENSEE a copy of such disclosure or manuscript.
2.5 Notwithstanding the foregoing, any and all licenses and other rights granted hereunder are limited by and subject to the rights and requirements of the United States Government which arise out of its sponsorship (if any) of the research which led to the conception or reduction to practice’ of the INVENTIONS covered by PATENT RIGHTS. To the extent applicable due to any such sponsorship, the United States Government is entitled, as a right, under the provisions of 35 U.S.C. §§ 200-212 and applicable regulations of Title 37 of the Code of Federal Regulations, to a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on the behalf of the United States Government any of the PATENT RIGHTS throughout the world and LICENSEE agrees to comply and require compliance therewith.
2.6 Nothing herein grants to UNIVERSITY from LICENSEE any right or interest in any JOINT INVENTIONS or any related patent rights owned by LICENSEE, or in any other intellectual property conceived or made by or on behalf of LICENSEE unless set forth in a separate agreement between the Parties. To the extent that a JOINT INVENTION no longer includes any inventors with an obligation to assign their rights to the UNIVERSITY, such JOINT INVENTION and any related PATENT RIGHTS shall no longer be considered owned by the UNIVERSITY but shall be and hereby are automatically and without further action on the part of any inventors, the UNIVERSITY or LICENSEE assigned to and owned exclusively by LICENSEE and no longer shall be subject to the terms of this AGREEMENT. The Parties agree to amend the Patent Rights to reflect such change in ownership.
ARTICLE 3: CONSIDERATION
3.1 As partial consideration for the licenses granted LICENSEE under the FIRST AGREEMENT, LICENSEE has issued directly to The University of North Carolina at Chapel Hill Foundation, Inc. (“the Foundation”) on behalf of UNIVERSITY two-hundred twenty nine thousand two hundred and sixty three shares (229,263) of common stock of LICENSEE. LICENSEE’S common stock was issued pursuant to a Stock Purchase Agreement in a form acceptable to UNIVERSITY.
3.2 As partial consideration for the licenses granted LICENSEE under the SECOND AGREEMENT, LICENSEE has paid UNIVERSITY a license issue fee of five thousand dollars ($5,000).
3.3 At all times, the LICENSEE common stock held by Foundation shall be subject to a shareholders agreement in the form set forth in Appendix C. The Foundation agrees to enter into reasonable or customary agreements required by any future equity investors regarding subjecting their shares of LICENSEE common stock to rights of first refusal and co-sale, such rights to terminate on an initial public offering of Company stock pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended.
3.4 LICENSEE shall reimburse UNIVERSITY for reasonable, documented costs ([***]) arising out of the patenting of the UNIVERSITY INVENTIONS pursuant to Article 8 of this LICENSE AGREEMENT (“PATENT COSTS”) as described in this Section 3.4. The reimbursement of patenting costs shall be non-refundable and shall not be a credit against any other amounts due hereunder except as may be provided for elsewhere in this LICENSE AGREEMENT. Reimbursement of patenting costs under this LICENSE AGREEMENT shall commence and be due within [***] ([***]) days of billing.
3.5 Beginning on the EFFECTIVE DATE and continuing for the term of this LICENSE AGREEMENT, on a country-by-country and LICENSED PRODUCT-by-LICENSED PRODUCT basis, LICENSEE will pay UNIVERSITY a running royalty of [***] percent ([***]%) of all NET SALES of LICENSED PRODUCTS sold by LICENSEE, its AFFILIATES and SUBLICENSEES of the foregoing. For clarity, the obligation to pay royalties under this Section 3.5 shall be imposed only once (i) with respect to any sale of any LICENSED PRODUCT, and (ii) with respect to any LICENSED PRODUCT, in each case regardless of whether such LICENSED PRODUCT, or the manufacture, use or sale thereof, is covered by more than one claim contained in the PATENT RIGHTS. LICENSEE shall pay to UNIVERSITY said royalties on the NET SALES of LICENSED PRODUCTS concurrently with the making of [***] written reports as provided in Section 4.2 below.
3.6 In respect to sublicenses granted by LICENSEE under Article 6 below, LICENSEE shall pay to UNIVERSITY an amount equal to [***] percent ([***]%) of SUBLICENSING REVENUE received by LICENSEE as consideration for the grant of rights to PATENT RIGHTS. All payments based on SUBLICENSING REVENUE shall be made within [***] days of receipt of the SUBLICENSING REVENUE.
3.7 Should a compulsory license be granted, or be the subject of a possible grant, to a third party under the applicable laws of any country in the LICENSED TERRITORY under the PATENT RIGHTS licensed hereunder,

LICENSEE shall notify UNIVERSITY, including any material information concerning such compulsory license, and the running royalty rates payable under Section 3.5 for sales of LICENSED PRODUCTS in such country will be adjusted to equal any lower royalty rate granted to such third party for such country with respect to the sales of such LICENSED PRODUCTS therein (the “COMPULSORY ROYALTY”), provided that during such periods such third parties sell or offer for sale under the compulsory license articles that compete with the LICENSED PRODUCTS then marketed and sold by LICENSEE or its AFFILIATES or SUBLICENSEES in that country.
3.8 LICENSEE shall pay UNIVERSITY the following payments within [***] ([***]) days of LICENSEE, an AFFILIATE, or any SUBLICENSEE of either of the foregoing achieving the indicated milestone for each LICENSED PRODUCT covered by PATENT RIGHTS corresponding to UNIVERSITY INVENTIONS:

Milestone	Payment Due
[***]
Notwithstanding the conduct of clinical trials, submission of applications for regulatory approval, regulatory approval, sale, or marketing of a particular LICENSED PRODUCT for multiple indications, in multiple dosage or delivery forms, or in multiple bundled or combination products, the milestone fees described above shall only be due and paid once with respect to each LICENSED PRODUCT. Amounts paid UNIVERSITY under Section 3.6 with respect to SUBLICENSE REVENUE paid to LICENSEE by a SUBLICENSEE for the achievement of a milestone substantially similar to any of those established above shall be creditable against, and deducted from, the corresponding payment due UNIVERSITY under this Section 3.8.

3.9 All fees, royalties, and other payments due to UNIVERSITY under this LICENSE AGREEMENT shall be made in United States Dollars. All royalties owing with respect to NET SALES or sublicensing revenue stated in currencies other than U.S. dollars shall be converted at an exchange rate which is the arithmetic mean of the opening telegraphic transfer selling and buying rate published by the American East Coast edition of the Wall Street Journal on the day preceding the payment.
3.10 In the event royalty payments or fees are not received by UNIVERSITY when due, LICENSEE shall pay to UNIVERSITY interest and charges at the lower of (a) the then-current prime lending rate as published by the American East Coast edition of the Wall Street Journal or (b) the maximum rate of interest allowed by law on the total royalties or fees overdue.
ARTICLE 4: REPORTS AND RECORDS
4.1 UNIVERSITY shall promptly notify LICENSEE in writing of any IMPROVEMENT.
4.2 Following the FIRST COMMERCIAL SALE of a LICENSED PRODUCT or receipt of SUBLICENSE REVENUE, LICENSEE agrees to make [***] written reports to UNIVERSITY within [***] ([***]) days following the end of each [***] during the term of this LICENSE AGREEMENT, stating in each such report, if and as applicable, (i) the number, description, and aggregate selling prices of LICENSED PRODUCTS sold or otherwise disposed of and deductions taken during the such [***] and upon which royalty is payable as provided in Section 3.5 hereof and (ii) the amount of SUBLICENSE REVENUE received. The first such report shall include all such LICENSED PRODUCTS so sold or otherwise disposed of, and all such sublicensing revenue received, prior to the date of such report. Until the FIRST COMMERCIAL SALE of a LICENSED PRODUCT, a report shall be submitted by LICENSEE at the end of each July after the EFFECTIVE DATE of this LICENSE AGREEMENT and will include a written report summarizing LICENSEE’S technical and other efforts made towards such first commercial sale for all LICENSED PRODUCTS under development.
4.3 LICENSEE will keep complete, true and accurate books of account and records, and require AFFILIATES and SUBLICENSEES to do the same, for the purpose of showing the derivation of all amounts payable to UNIVERSITY under this LICENSE AGREEMENT. Such books and records will be kept at LICENSEE’s, AFFILIATE’s or SUBLICENSEE’s principal place(s) of business for at least [***] ([***]) years following the end of the [***] to which they pertain, and will be open at all reasonable times for inspection by an independent certified public accountant reasonably acceptable to LICENSEE, AFFILIATE or SUBLICENSEE acting on behalf of UNIVERSITY for the purpose of verifying LICENSEE’s, AFFILIATES’ or SUBLICENSEE’s royalty statements or LICENSEE’s compliance in other respects with this LICENSE AGREEMENT. The representative will be obliged to treat as confidential all relevant matters but shall be free to disclose all conclusions of any such inspection(s) to UNIVERSITY and support such conclusions with underlying confidential information if challenged by LICENSEE, provided that all such disclosures shall be maintained as confidential by such representative and UNIVERSITY with respect to third parties.

4.4 Inspections made under Section 4.3 shall be at the expense of UNIVERSITY, unless an underpayment to UNIVERSITY exceeding [***]% of the amount properly due UNIVERSITY with respect to the audited period is discovered in the course of any such inspection, whereupon all [***] costs of such inspection shall be paid by LICENSEE. LICENSEE will promptly pay to UNIVERSITY the full amount of any underpayment, together with interest thereon at the lower of (a) the then-current prime lending rate as published by the American East Coast edition of the Wall Street Journal or (b) the maximum rate of interest allowed by law.
ARTICLE 5: DUE DILIGENCE
5.1 LICENSEE shall use its commercially reasonable efforts and due diligence to proceed with the research, development, and commercial exploitation of LICENSED PRODUCTS during the term of this LICENSE AGREEMENT. In making any determination regarding such efforts and diligence, UNIVERSITY shall take into account the normal course of such programs conducted with sound and reasonable business practices and judgment, the [***], and shall take into account [***].
5.2 In particular, LICENSEE will achieve the performance milestones set forth in Appendix D, which is attached hereto, on the time frames indicated. Notwithstanding the foregoing, the dates or timelines outlined or established for the achievement of such milestones assume that (i) LICENSEE obtains reasonably sufficient funding to achieve such milestones consistent with such dates or timelines and (ii) LICENSEE’s product candidates do not cause adverse events in clinical trials or encounter regulatory delays for reasons outside of LICENSEE’s reasonable control. LICENSEE and UNIVERSITY shall negotiate in good faith the extension of these dates in the event any matters adversely affect achievement of any stated milestones by the dates or timelines outlined or established therefor. UNIVERSITY’S sole and exclusive remedy with respect to LICENSEE’s breach of this Article 5 or failure to achieve the above-referenced milestones shall be its right to terminate this Agreement in accordance with Section 7.2.
ARTICLE 6: SUBLICENSING
6.1 LICENSEE may sublicense any or all of the rights licensed hereunder, provided that LICENSEE notifies UNIVERSITY in writing and provides UNIVERSITY with a copy of each sublicense agreement and each amendment thereto within [***] ([***]) days after their execution, provided that LICENSEE may redact any portions of such agreements disclosing SUBLICENSEES’ proprietary information, technology, or research and development plans as reasonably necessary to comply with any confidentiality provisions of such sublicense.

6.2 LICENSEE shall require that all sublicenses be materially consistent with the terms, conditions and limitations of this LICENSE AGREEMENT. UNIVERSITY agrees that all such sublicenses shall survive termination of this LICENSE AGREEMENT and will automatically be assigned to UNIVERSITY upon such termination in the event this LICENSE AGREEMENT is terminated, to the extent (i) provided for in each such sublicense and (ii) such agreement does not impose any obligations on UNIVERSITY in excess of those imposed on UNIVERSITY herein.
6.3 Upon execution of each sublicense agreement, LICENSEE agrees to be fully responsible for the performance of its SUBLICENSEES hereunder, provided that the activities of any SUBLICENSEE of LICENSEE shall be deemed the acts of LICENSEE for purposes of satisfying LICENSEE’s obligations under Article 5 above.
ARTICLE 7: TERM AND TERMINATION
7.1 The term of this LICENSE AGREEMENT shall begin on the EFFECTIVE DATE and continue until (i) this LICENSE AGREEMENT is terminated as provided herein or (ii) on a country-by-country and LICENSED PRODUCT-by-LICENSED PRODUCT basis, the expiration of the last to expire of the PATENT RIGHTS covering a particular LICENSED PRODUCT in each country in which a patent included in the PATENT RIGHTS and covering such LICENSED PRODUCT may have issued. Upon expiration of this LICENSE AGREEMENT due to the expiration of the last-to-expire of all patents included in the PATENT RIGHTS with respect to a particular country and LICENSED PRODUCT, LICENSEE shall have the perpetual, unrestricted, fully-paid, royalty-free right, with rights of sublicense, to make, use, and sell, lease, or otherwise dispose of such LICENSED PRODUCT in such country.
7.2 It is expressly agreed that, notwithstanding the provisions of any other paragraph of this LICENSE AGREEMENT, if LICENSEE should materially breach a material provision of this LICENSE AGREEMENT and fail to (i) cure any such breach within ninety (90) days of receipt of written notice from UNIVERSITY describing such breach (“BREACH NOTICE”) or (ii) provide written notification to UNIVERSITY that such breach is not curable within such ninety (90) day period, accompanied by a plan to cure such breach, and initiate commercially reasonable efforts to cure such breach consistent with such plan within ninety (90) days of receipt of BREACH

NOTICE, then UNIVERSITY will have the right to terminate this LICENSE AGREEMENT or render it nonexclusive immediately upon further written notice to LICENSEE, provided that such further written notice must be given by UNIVERSITY within ten (10) days of the expiration of the ninety (90) period established above. A material breach is a violation of or failure to keep or perform any material covenant, condition, or undertaking of this LICENSE AGREEMENT, including, but not limited to, the failure to deliver to UNIVERSITY any royalty or other payment at the time or times that the same should be due to UNIVERSITY under this LICENSE AGREEMENT, failure to provide reports as specified in Section 4.2, failure to meet or achieve performance milestones in accordance with Section 5.2, and failure to possess and maintain insurance as set forth in Section 11.3. Notwithstanding the foregoing, UNIVERSITY’s right to terminate this LICENSE AGREEMENT or render it nonexclusive for failure to meet or achieve performance milestones in accordance with Section 5.2 shall apply only with respect to the particular PATENT RIGHTS to which such failure relates, and in such case this LICENSE AGREEMENT and the exclusivity of the license set forth herein will remain in full force and effect with respect to all other PATENT RIGHTS.

7.3 If LICENSEE becomes bankrupt, files a petition for or is the subject of a petition for bankruptcy, or is placed in the hands of a receiver, assignee, or trustee for the benefit of creditors, whether by the voluntary act of LICENSEE or otherwise, then this LICENSE AGREEMENT may be terminated or rendered non-exclusive by UNIVERSITY upon written notice to LICENSEE within thirty (30) days of the occurrence of such events.
7.4 LICENSEE may terminate this LICENSE AGREEMENT at any time upon giving written notice of not less than thirty (30) days to UNIVERSITY. In addition, LICENSEE may terminate this LICENSE AGREEMENT solely with respect to any particular PATENT RIGHTS upon similar written notice, and in such case this LICENSE AGREEMENT will remain in full force and effect with respect to all other PATENT RIGHTS.
7.5 Upon termination of this LICENSE AGREEMENT in whole or in part, LICENSEE shall provide UNIVERSITY with a written inventory of all LICENSED PRODUCTS subject to such termination that are in the process of manufacture by or on behalf of LICENSEE, in use by LICENSEE, or under LICENSEE’S exclusive control. LICENSEE shall have the privilege of completing the manufacture and disposing of any such LICENSED PRODUCTS within a period of [***] following such termination [***]. LICENSEE will also have the right to complete performance of all contracts (i) for the marketing, sale, or manufacture of such LICENSED PRODUCTS, (ii) requiring use of UNIVERSITY TECHNOLOGY, any technology claimed in any terminated PATENT RIGHTS, or such LICENSED PRODUCTS within such [***] period. All such LICENSED PRODUCTS which are not disposed of as provided above shall be delivered to UNIVERSITY or otherwise disposed of in a reasonable manner determined by UNIVERSITY in its sole reasonable discretion at LICENSEE’s sole expense.
7.6 Any termination or cancellation under any provision of this LICENSE AGREEMENT shall not relieve LICENSEE of its obligation to pay any royalty or other fees (including attorney’s fees pursuant to Section 3.4 hereof) due or owing at the time of such termination or cancellation.
ARTICLE 8: PATENT PROSECUTION AND MAINTENANCE
8.1 Subject to the remaining Sections of this Article 8, LICENSEE shall bear the cost of all reasonable, documented patent expenses, [***], associated with the preparation, filing, prosecuting, issuance and maintenance of U.S. Patent applications and U.S. Patents included within the PATENT RIGHTS. Such filings and prosecution corresponding to UNIVERSITY INVENTIONS shall be by counsel of UNIVERSITY’s choosing and shall be in the name of UNIVERSITY. UNIVERSITY shall keep LICENSEE advised as to the prosecution of such applications by forwarding, and directing UNIVERSITY’s patent counsel to forward, to LICENSEE copies of all official correspondence, (including, but not limited to, Applications, Office Actions, responses, etc.) relating thereto. LICENSEE shall have the right to comment and advise UNIVERSITY and its counsel as to the conduct of such prosecution and maintenance, provided, however, that UNIVERSITY shall have the right to make the final decisions for all matters associated with such prosecution and maintenance. Notwithstanding the foregoing, UNIVERSITY shall not abandon prosecution of any patent application or maintenance of any issued patent without first, to the extent reasonably possible, giving LICENSEE notice at least [***] ([***]) days prior to the date on which such patent application or patent will become abandoned, and shall allow LICENSEE to assume prosecution of any such patent application, or maintenance of any such patent, at LICENSEE’s own expense and with counsel of its choosing and with LICENSEE having the final decision for all matters associated with prosecution and maintenance. If LICENSEE assumes prosecution of any such patent application or maintenance of any such patent, LICENSEE’s obligations for payment under Article 3 based upon such patent application or patent shall terminate at the time that LICENSEE assumes prosecution or maintenance of such patent.
8.2 UNIVERSITY shall, [***], keep LICENSEE apprised in writing and in advance of incurring any costs with respect to the filing, prosecution, and or maintenance of any PATENT RIGHTS. By concurrent written notification to UNIVERSITY, LICENSEE may elect not to pay expenses associated with prosecuting or maintaining any U.S. PATENT RIGHTS corresponding to UNIVERSITY INVENTIONS, provided that LICENSEE pays for all reasonable, documented costs incurred up to UNIVERSITY’s receipt of such notification, to the extent LICENSEE was provided reasonable advance notice of such costs (or a reasonably detailed estimate of such costs). Upon such notice with respect to any such PATENT RIGHTS, UNIVERSITY may file, prosecute, and/or maintain such PATENT RIGHTS at its own expense and for its own benefit and any rights or license granted hereunder with respect to such PATENT RIGHTS shall terminate.
8.3 As regards prosecution and maintenance of foreign patent applications corresponding to the U.S. Patent applications corresponding to UNIVERSITY INVENTIONS, LICENSEE shall designate in writing that country or those countries, if any, in which LICENSEE desires such corresponding patent application(s) to be filed. LICENSEE shall pay all reasonable, documented costs [***] associated with the preparation, filing, prosecuting, issuance and maintenance of such designated foreign patent applications and foreign patents pursuant to Section 3.4. All such applications shall be in the UNIVERSITY’s name. UNIVERSITY shall keep LICENSEE advised as to the prosecution of such applications by forwarding, and directing UNIVERSITY’s patent counsel to forward, to LICENSEE copies of all official correspondence, (including, but not limited to, Applications, Office Actions, responses, etc.) relating thereto. LICENSEE shall have the right to comment and advise UNIVERSITY and its counsel as to the conduct of such prosecution and maintenance, provided, however, that UNIVERSITY shall have the right to make the final decisions for all matters associated with such prosecution and maintenance. Notwithstanding the foregoing, UNIVERSITY shall not abandon prosecution of any foreign patent application or maintenance of any issued foreign patent without first, to the extent reasonably possible, giving LICENSEE notice at least [***] ([***]) days prior to the date on which such patent application or patent will become abandoned, and shall allow LICENSEE to assume prosecution of any such patent application, or maintenance of any such patent, at LICENSEE’s own expense and with counsel of its choosing and with LICENSEE having the final decision for all matters associated with prosecution and maintenance. If LICENSEE assumes prosecution of any such foreign patent application or maintenance of any such foreign patent, LICENSEE’s obligations for payment under Article 3 based upon such patent application or patent shall terminate at the time that LICENSEE assumes prosecution or maintenance of such patent.
8.4 By concurrent written notification to UNIVERSITY at least [***] ([***]) days in advance of any filing or response deadline, or fee due date, LICENSEE may elect not to have a patent application filed in any particular foreign country or not to pay expenses associated with prosecuting or maintaining any patent application or patent in any particular foreign country, in each case corresponding to UNIVERSITY INVENTIONS, provided that LICENSEE pays for all reasonable, documented costs incurred up to UNIVERSITY’s receipt of such notification, to the extent LICENSEE was provided reasonable advance notice of such costs (or a reasonably detailed estimate of such costs). Failure to provide written confirmation of LICENSEE’s desire to file such a patent application in any particular country or to pay expenses associated with prosecuting or maintaining any such patent application or patent to UNIVERSITY at least [***] ([***]) days in advance of any filing or response deadline, or fee due date shall be considered by UNIVERSITY to be LICENSEE’s notice that it no longer wishes to support such particular patent(s) or patent application(s). Upon such notice (or failure to provide such confirmation) with respect to such PATENT RIGHTS in any foreign country, UNIVERSITY may file, prosecute, and/or maintain such patent applications or patents at its own expense and for its own benefit, and any rights or license granted hereunder with respect to such PATENT RIGHTS, shall terminate.
8.5 Filings and prosecution corresponding to JOINT INVENTIONS shall be by counsel of LICENSEE’s choosing and shall be in the name of UNIVERSITY and LICENSEE. LICENSEE shall keep UNIVERSITY advised as to the prosecution of such applications by forwarding, and directing LICENSEE’s patent counsel to forward, to UNIVERSITY copies of all official correspondence, (including, but not limited to, Applications, Office Actions, responses, etc.) relating thereto. UNIVERSITY shall provide reasonable assistance to LICENSEE related to the preparation, filing, prosecuting, issuance and maintenance of patent applications and patents corresponding to JOINT INVENTIONS, including, without limitation, providing necessary assignment documents, declarations, power of attorney documents, copies of any supporting data, analysis or reports, and reasonable access to the INVENTORS during normal working hours. UNIVERSITY shall have the right to comment and advise LICENSEE and its counsel as to the conduct of such prosecution and maintenance, provided, however, that LICENSEE shall have the right to make the final decisions for all matters associated with such prosecution and maintenance. Notwithstanding the foregoing, LICENSEE shall not abandon prosecution of any patent application or maintenance of any issued patent corresponding to JOINT INVENTIONS without first, to the extent reasonably possible, giving UNIVERSITY notice at least [***] ([***]) days prior to the date on which such patent application or patent will become abandoned, and shall allow UNIVERSITY to assume prosecution of any such patent application, or maintenance of any such patent, at UNIVERSITY’s own expense and with counsel of its choosing and with UNIVERSITY having the final decision for all matters associated with prosecution and maintenance.
ARTICLE 9: INFRINGEMENT

9.1 If the production, sale, import or use of LICENSED PRODUCTS under this LICENSE AGREEMENT results in any claim for patent infringement against LICENSEE, AFFILIATES, SUBLICENSEEs, or any customer(s) or sublicensee(s) of the foregoing, LICENSEE shall, upon becoming aware of such claim and subject to any applicable confidentiality obligations, promptly notify the UNIVERSITY thereof in writing, setting forth the facts of such claim in reasonable detail. As between the parties to this LICENSE AGREEMENT, LICENSEE shall have the first and primary right [***] at its own expense to defend and control the defense of any such claim, by counsel of its own choice. LICENSEE shall be free to enter into a settlement, consent judgment, or other voluntary disposition of any such actions, provided that any settlement, consent judgment or other voluntary disposition of such actions which (i) [***], (ii) [***], or (iii) [***] must be approved by UNIVERSITY, such approval not being unreasonably withheld. UNIVERSITY shall provide LICENSEE notice of such approval or denial of such approval within [***] ([***]) business days of any request for such approval by LICENSEE, provided that (i) in the event UNIVERSITY wishes to deny such approval, such notice shall include a detailed written description of UNIVERSITY’s reasonable objections to the proposed settlement, consent judgment, or other voluntary disposition, and (ii) UNIVERSITY shall be deemed to have approved of such proposed settlement, consent judgment, or other voluntary disposition in the event it fails to provide such notice within such [***] ([***]) day period in accordance herewith. UNIVERSITY agrees to cooperate with LICENSEE in any reasonable manner deemed by LICENSEE to be necessary in defending any such action. LICENSEE shall reimburse UNIVERSITY for [***] out of pocket expenses incurred in providing such assistance.
9.2 In the event that any PATENT RIGHTS licensed to LICENSEE are infringed by a third party, LICENSEE shall have the first, primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement, by counsel of its choice, including any declaratory judgment action arising from such infringement. Subject to Section 9.5, UNIVERSITY shall reasonably cooperate in any such action or proceeding at LICENSEE’s sole expense, including joining in such action or proceeding. LICENSEE shall be free to enter into a settlement, consent judgment, or other voluntary disposition of such action, provided that any settlement, consent judgment or other voluntary disposition of such actions which (i) [***], (ii) [***], or (iii) [***] must be approved by UNIVERSITY, such approval not to be unreasonably withheld. UNIVERSITY shall provide LICENSEE notice of its approval or denial of such approval within [***] ([***]) business days of any request for such approval by LICENSEE, provided that (i) in the event UNIVERSITY wishes to deny such approval, such notice shall include a detailed written description of UNIVERSITY’s reasonable objections to the proposed settlement, consent judgment, or other voluntary disposition, and (ii) UNIVERSITY shall be deemed to have approved of such proposed settlement, consent judgment, or other voluntary disposition in the event it fails to provide such notice within such [***] ([***]) day period in accordance herewith. If LICENSEE recovers monetary damages in the form of lost profits from a third party infringer as a remedy for the infringement of PATENT RIGHTS licensed hereunder, then LICENSEE shall first apply such recovery to the costs and expenses incurred in obtaining or negotiating for such recovery (including but not limited to attorneys’ fees), and pay to UNIVERSITY the [***] . If LICENSEE recovers monetary damages in the form of an ongoing reasonable royalty as a remedy for the infringement of PATENT RIGHTS and/or consideration for an ongoing license with respect to such PATENT RIGHTS, then, after applying such royalty to the recovery of the costs and expenses incurred in obtaining or negotiating for such royalty (including but not limited to attorneys’ fees), the remaining amount of any such royalty shall be [***].
9.3 If, within [***] ([***]) months after receiving notice of any alleged infringement of the PATENT RIGHTS by a third party, LICENSEE (i) shall have been unsuccessful in persuading the alleged infringer to desist, (ii) shall not have brought and shall not be diligently prosecuting an infringement action, and (iii) has not entered into settlement discussions with respect to such infringement, or if LICENSEE shall notify UNIVERSITY in writing, at any time prior thereto, of its intention not to undertake any of the foregoing actions with respect to the alleged infringer, then UNIVERSITY shall have the right, but not the obligation, to prosecute, at its own expense and utilizing counsel of its choice, any infringement of the PATENT RIGHTS, and UNIVERSITY may, at its own expense and control, take steps to defend or enforce any patent within the PATENT RIGHTS and recover, for its own account, any damages, awards or settlements resulting therefrom. LICENSEE and/or its AFFILIATES shall cooperate as reasonably requested by UNIVERSITY, including joining in such actions, at the expense of UNIVERSITY.
9.4 In any challenge to the PATENT RIGHTS brought or declaratory judgment action defended not already addressed by the provisions of this Section 9, LICENSEE shall have the first right, exercisable upon written notice to UNIVERSITY within [***] ([***]) days of receipt of notice of such action, but not the obligation, to defend such action at the sole expense of LICENSEE. UNIVERSITY shall reasonably cooperate in any such defense at LICENSEE’s sole expense, including joining in such actions. If LICENSEE does not so elect, UNIVERSITY may defend but has no obligation to do so.
9.5 Notwithstanding the foregoing, and without limiting LICENSEE’s rights under Section 9.1 or 9.2 above to enter into any settlement, consent judgment, or other voluntary disposition of any legal or equitable action, UNIVERSITY shall be entitled, in its sole discretion and at its own expense, to participate through counsel of its own choosing in any legal action involving INVENTIONS and PATENT RIGHTS. LICENSEE acknowledges that UNIVERSITY may not join in any litigation without the approval of authorized agencies of North Carolina, including the Board of Governors of the University of North Carolina. UNIVERSITY agrees to use its best efforts to obtain such approval promptly in the event that UNIVERSITY is required to be joined in any litigation under this Article 9 to establish standing. Nothing in the foregoing Sections shall be construed in any way which would limit the authority of the Attorney General of North Carolina.
ARTICLE 10: REPRESENTATIONS

10.1 UNIVERSITY makes no warranties that any patent will issue on UNIVERSITY TECHNOLOGY or INVENTIONS. UNIVERSITY does not warrant the validity or enforceability of any patent included in the PATENT RIGHTS or that practice under such patents shall be free of infringement.
10.2 UNIVERSITY represents and warrants that, to its actual knowledge and belief, as of EFFECTIVE DATE, (i) the entire right, title, and interest in the patent applications or patents comprising UNIVERSITY INVENTIONS included in the PATENT RIGHTS and the entire right, title, and interest of inventors with an obligation to assign to the UNIVERSITY the patent applications or patents comprising JOINT INVENTIONS included in the PATENT RIGHTS have been assigned to it free and clear of all liens, claims and encumbrances of any inventor or any nongovernmental third party, (ii) that UNIVERSITY has all requisite power and authority to grant the licenses contained in this LICENSE AGREEMENT under said PATENT RIGHTS and UNIVERSITY TECHNOLOGY, (iii) UNIVERSITY has not entered into any agreements other than grants from the U.S. Government which provide for the rights described in Section 2.5, with any third party with respect to the PATENT RIGHTS, the technology claimed therein, nor INVENTIONS, (iv) its execution and performance of this LICENSE AGREEMENT will not result in a breach of any other contract to which it is, or will become, a party, and (v) it has not received any notification that the PATENT RIGHTS are invalid or that the exercise by LICENSEE of the rights granted hereunder will infringe on any patent or other proprietary right of any third party.
10.3 EXCEPT AS PROVIDED IN SECTION 10.2, UNIVERSITY DISCLAIMS ALL WARRANTIES WITH REGARD TO INVENTIONS, PATENT RIGHTS, PRODUCT(S), AND SERVICE(S) LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.
10.4 EXCEPT WITH RESPECT TO BREACHES OF SECTIONS [***], AND 12.1, THE INDEMNIFICATION PROVIDED UNDER SECTION 11, AND CLAIMS FOR PATENT INFRINGEMENT, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT.
ARTICLE 11: INDEMNIFICATION
11.1 In exercising its rights under this LICENSE AGREEMENT, LICENSEE shall materially comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this LICENSE AGREEMENT. LICENSEE further agrees to indemnify and hold UNIVERSITY harmless from and against any costs, expenses, attorney’s fees, citation, fine, penalty and liability of every kind and nature which might be imposed directly against UNIVERSITY by reason of any asserted or established violation of any such laws, order, rules and/or regulations by LICENSEE.
11.2 LICENSEE agrees to indemnify, hold harmless and defend UNIVERSITY, its officers, employees, and agents against any and all claims, suits, losses, damage, costs, fees, and expenses (“LOSSES”) asserted by third parties, both government and private, resulting from or arising out of the exercise of LICENSEE’s rights under this LICENSE AGREEMENT, provided such LOSSES do not result from the UNIVERSITY’S or its employees’, faculty’s, students’, or other agents or representatives’ gross negligence, intentional misconduct, breach of this Agreement, or failure to comply with any applicable laws, rules, or regulations.
11.3 LICENSEE is required to maintain in force at its sole cost and expense, with reputable insurance companies, insurance coverage in amounts and of types reasonably sufficient to protect against liability under Sections 11.1 and 11.2 above. The UNIVERSITY shall have the right to ascertain [***] that such coverage exists, such right to be exercised in a reasonable manner.
ARTICLE 12: MISCELLANEOUS
12.1 Confidentiality.

(a) LICENSEE shall keep confidential and not disclose any unpublished UNIVERSITY TECHNOLOGY or any patent applications furnished by UNIVERSITY pursuant to Sections 2.1 and 2.2 to third parties during the term of this LICENSE AGREEMENT or any time thereafter, provided that LICENSEE shall have the right to disclose such information under conditions of confidentiality to prospective investors, acquirors, sublicensees, strategic partners, and investment bankers in connection with its financing, acquisition, licensing, development, commercialization, and stockholder relations activities. Notwithstanding the foregoing, disclosure may be made to third parties of any such UNIVERSITY TECHNOLOGY or document related to or embodying PATENT RIGHTS at any time (a) with the prior written consent of UNIVERSITY, (b) after the same shall have become public through no unauthorized act or omission of LICENSEE, or (c) as required by governmental authority or applicable law or regulation.
(b) UNIVERSITY shall keep confidential and not disclose to any third party any information provided to it by LICENSEE (i) as a result of LICENSEE’s performance under this LICENSE AGREEMENT or (ii) that may relate to the LICENSEE’s research, development, technology(ies), or business. Notwithstanding the foregoing, disclosure may be made to third parties of any such research, development, or technology(ies) at any time (a) with the prior written consent of LICENSEE, (b) after the same shall have become public through no unauthorized act or omission of UNIVERSITY, or (c) as required by governmental authority or applicable law or regulation, provided that UNIVERSITY (1) provides LICENSEE, to the extent practicable, advance written notice of any such disclosure, (2) reasonably assists LICENSEE, as reasonably requested by LICENSEE, in obtaining protective or confidential treatment of such information, and (3) minimizes the extent of any such disclosure.
12.2 Assignability. This LICENSE AGREEMENT is binding upon and shall inure to the benefit of the parties hereto, their successors and assigns. However, this LICENSE AGREEMENT shall be personal to LICENSEE, and it is not assignable by LICENSEE to any other person or entity without the written consent of UNIVERSITY, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, (1) LICENSEE shall be free to assign this LICENSE AGREEMENT without such consent (i) to any AFFILIATE of LICENSEE or (ii) in connection with any sale of substantially all of its assets or business (or portion of its assets or business related to the subject matter hereof), merger, acquisition, consolidation, reorganization, or other similar transaction and (2) in the event lenders to the LICENSEE require a security interest in the LICENSE AGREEMENT as a term of any loans to LICENSEE, UNIVERSITY shall (a) consent to the assignment of this LICENSE AGREEMENT to such lenders or any assignee thereof in conjunction with the exercise of their rights under such security interest and (b) enter into any reasonable form of collateral assignment agreement requested by such lenders in conjunction with their exercise of such rights.
12.3 Waiver. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.
12.4 Use of UNIVERSITY’s Name. The use of the name of UNIVERSITY, or any contraction thereof, in any manner in connection with the exercise of rights under this LICENSE AGREEMENT is expressly prohibited without the prior written consent of UNIVERSITY, provided that, notwithstanding the foregoing, LICENSEE shall have the right to identify UNIVERSITY as the licensor and, under conditions of confidentiality, to disclose the terms of this LICENSE AGREEMENT to prospective investors, acquirors, sublicensees, strategic partners, investment bankers, and regulatory authorities, in connection with its financing, regulatory, licensing, development, and stockholder relations activities or that it may deem to be required in any prospectus, offering memorandum, or other document or filing prepared in connection with its compliance obligations under applicable securities law or other applicable law or regulation.
12.5 Independent Contractor Status. Neither party hereto is an agent, joint venture or representative of the other for any purpose. Neither party shall have the right to obligate or bind the other in any manner.
12.6 Notice. Any notice required or permitted to be given to the parties hereto shall be in writing and deemed to have been properly given if delivered in person or mailed by first-class mail to the other party at the appropriate address as set forth below. Other addresses may be designated in writing by the parties during the term of this LICENSE AGREEMENT.

UNIVERSITY	LICENSEE
Cathy Innes	President
Director	Novan, Inc.
Office of Technology Development	4222 Emperor Boulevard
[***]

12.7 Governing Law and Venue. This LICENSE AGREEMENT shall be interpreted and construed in accordance with the laws of the State of North Carolina. The State and Federal Courts of North Carolina shall have exclusive jurisdiction to hear any legal action arising out of this LICENSE AGREEMENT.
12.8 Complete Agreement. It is understood and agreed between UNIVERSITY and LICENSEE that, from and after the EFFECTIVE DATE, this LICENSE AGREEMENT constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof and supersedes the FIRST AGREEMENT and the SECOND AGREEMENT and any amendments thereto. For clarity, all patent rights, inventions, modifications, enhancements, improvements, information, know-how and technical data that were subject to the FIRST AGREEMENT or the SECOND AGREEMENT prior to the EFFECTIVE DATE are subject to this LICENSE AGREEMENT. This LICENSE AGREEMENT shall not be amended or modified except by a written agreement signed by all parties.
12.9 Severability. In the event that a court of competent jurisdiction holds any provision of this LICENSE AGREEMENT to be invalid, such holding shall have no effect on the remaining provisions of this LICENSE AGREEMENT, and they shall continue in full force and effect.
12.10 Survival of Terms. The provisions of Sections 2.3, 2.4, 2.6, 3.3, 6.2, 7.1, 7.5, 7.6, 8.5, 12.1, 12.2, 12.3, 12.4, 12.5, 12.6, 12.7, 12.8, 12.9, and 12.10 and Articles 1, 4, 9, 10 and 11 shall survive the expiration or termination of this LICENSE AGREEMENT.
12. 11 Export Controls. It is understood that UNIVERSITY is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities that may require a license from the applicable agency of the United States Government and/or may require written assurances by LICENSEE that it will not export data or commodities to certain foreign countries without prior approval of such agency. UNIVERSITY neither represents that a license is required, nor that, if required, it will be issued.
[Signature page to follow.]

IN WITNESS WHEREOF, UNIVERSITY and LICENSEE have executed this LICENSE AGREEMENT on the EFFECTIVE DATE, in duplicate originals, by the duly authorized respective officers. INVENTORS have likewise indicated their acceptance of the terms hereof by signing below.

THE UNIVERSITY OF NORTH CAROLINA AT CHAPEL HILL		NOVAN, INC.

Signature:	/s/ Catherine Innes	Signature:	/s/ Nathan Stasko
(SEAL)		(SEAL)

Catherine Innes		Nathan Stasko
Director		President

Date:	6/29/12	Date:	7/9/12
Acknowledged and Agreed by:

/s/ Mark Schoenfisch
Mark Schoenfisch

APPENDIX A
PATENT RIGHTS
UNIVERSITY INVENTIONS
[***]

JOINT INVENTIONS
[***]

APPENDIX B
FORM OF MATERIAL TRANSFER AGREEMENT
Office of Technology Development
CB# 4105, 308 Bynum Hall
The University of North Carolina at Chapel Hill
Chapel Hill, NC 27599-4105
<<Recipient_Scientist>>
<<Recip_Scientist_Address>>
RE: MATERIALS TRANSFER AGREEMENT; OUR FILE NO. <<MTA_ID>>

Dear <<Recipient_Scientist>>:
The University of North Carolina at Chapel Hill (“UNC”) is engages in research relating to the Material (as defined below) which is considered proprietary to UNC. Furthermore, UNC has granted an exclusive license to commercial rights related to the Material to Novan, Inc. (The “Exclusive Commercial Licensee”), having an address at                 . UNC agrees to provide your Institution with the Material for the purpose of a scientific collaboration and for Institution’s internal research purposes subject to the following conditions:
1. The parties to this Agreement are: UNC and <<Univ>> (hereinafter “Institution”). You are also requested to countersign this Agreement signifying your acceptance of its terms. You will be referred to herein as “Scientist.”
2. The Material covered by this Agreement includes:
a. <<material description>>;
b. any related biological material or associated know-how and data received by Institution form UNC; and
c. any progeny or unmodified derivatives produced from any of the foregoing by Institution, its employees and/or agents.
3. Institution and Scientists acknowledge that UNC has informed Institution and Scientist that UNC owns certain rights in patent applications relating to the Material, which are licensed exclusively to the Exclusive Commercial Licensee.
4. The Material shall be used solely for research in Scientist’s laboratory at Institution, such research to be limited to the studies described in Attachment A hereto. UNC shall be free, in its sole discretion, to distribute the Material to others and to use it for its own purposes.
5. In return for the provision of the Material, Institution shall reimburse UNC $<<Fee Requested>> upon execution of this Agreement to cover costs of preparing the sample of the Material which is to be sent to Institution. Said reimbursement will be made payable to The University of North Carolina at Chapel Hill and will be sent to <<Provider Scientist>> at the address specified by said person.
6. Institution shall not distribute or release the Material to any person other than Institution laboratory personnel under Scientist’s direct supervision. Institution shall ensure that no one will be allowed to take or send the Material to any other location, unless written permission is obtained from <<Provider Scientist>> at UNC. This Material is made available for investigational use only in laboratory animals or in vitro experiments. Institution and Scientist agree that the Material will not be used for any other purpose. Neither the Material nor any biological materials treated therewith will be used in human beings.
7. This Agreement and the resulting transfer of Material constitute a license to use the Material solely for its internal not-for-profit academic research purposes. Institution agrees that nothing herein shall be deemed a grant under any UNC patents (either existing or future) or any rights to use the Material for any products or processes for profit-making or commercial purposes. The Material will not be used in research that is on behalf of, sponsored with funding received from, or subject to consulting, licensing, or option obligations or other intellectual property rights granted to any other institution, corporation or business entity unless written permission is obtained from UNC.

8. Institution shall have no rights in the Material other than as provided in this Agreement, and at the request of UNC, Institution and/or Scientist will return all unused Material.
9. Scientist will inform <<Provider Scientist>> of research results related to the Material by personal written communication. UNC and/or <<Provider Scientist>> shall be free to use such data and information for any purpose, but will make proper acknowledgment of the work done by Scientist. Institution and Scientist shall provide <<Provider Scientist>> with a manuscript of any proposed paper or an abstract of any proposed presentation describing any research results at least thirty (30) days prior to submission for publication. At the request of UNC, Institution and Scientist agree to delay the proposed disclosure for an additional ninety (90) days to allow for the filing of a patent application.

10. If the research involving the Material or any other use of the Material by Scientist or Institution results in an invention, discovery, or improvement (whether or not patentable) (an “INVENTION”), Scientist or Institution will promptly disclose the INVENTION, prior to any submission for publication thereof, to Institution’s patent administrator, technology transfer, technology commercialization, licensing, or technology development officer or reasonable equivalent thereof (“Technology Transfer Officer”) and notify the Technology Transfer Officer of UNC’s role as a supplier of Material used. Institution, in cooperation with Scientist, will promptly supply UNC with a copy of the disclosure, in confidence, for evaluation purposes only. Institution, to the extent it is legally able to do so, hereby grants UNC or, if Institution is willing to negotiate directly therewith, the Exclusive Commercial Licensee an option to obtain an exclusive license to INVENTIONS, under reasonable commercial terms, pursuant to good faith negotiations between the parties fairly reflecting the relative contributions of the parties, to commercially make, use, or sell the INVENTION. UNC or the Exclusive Commercial Licensee, as applicable shall have a period of ninety (90) days form the receipt of the disclosure above within which to exercise such option in writing with respect to each INVENTION (the “Option Period”). If the applicable party exercises its option with respect to a particular INVENTION, the applicable party and Institution shall have an additional twelve (12) month period following Institution’s and/or Scientist’s receipt of the applicable party’s exercise notice within which to negotiate in good faith the terms of the license (the “Negotiation Period”). The terms of every such license shall be reasonable and fairly reflect the relative contributions of each party. During the Option Period and Negotiation Period, neither Institution nor Scientist shall offer a license to any other party. If the part to which such option was offered declines its option with respect to such INVENTION, or the parties are unable to reach material agreement on the terms of a license agreement during the Negotiation Period, Institution shall be free to license its rights in such INVENTION to any third party.
11. If Institution desires to use or license the Material for commercial purposes, Institution agrees, in advance of such use, to negotiation in good faith with the Exclusive Commercial Licensee to establish the terms of a commercial license. It is understood by Institution that the Exclusive Commercial Licensee shall have no obligation to grant such a license to Institution or any other third party.
12. THE MATERIAL IS EXPERIMENTAL IN NATURE AND IT IS PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. UNC MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.
13. In no event shall UNC be liable for any use by institution, its employees and/or agents of the Material or any loss, claim, damage or liability, of whatsoever kind or nature, which may arise from or in connection with this Agreement or the use, handling or storage of the Material. Furthermore, to the extent provided by applicable law, Institution agrees to indemnify UNC and any of its employees and hold it and them harmless from any action, claim, or liability for death, personal injury, or property damage, arising directly or indirectly from Institution’s possession, testing, screening, distribution or other use of the Material provided under the Agreement, and/or from Institution’s publication or distribution of the test reports, data, and other information relating to said Material.
14. Institution will use the Material in compliance with all law and governmental regulations and guidelines applicable to the Material, and when the Material is used in the United States, Institution and Scientist will comply with current NIH guidelines.
15. This Agreement is not assignable or otherwise transferable, whether by operation of law or otherwise, without the prior written consent of UNC.
16. This Agreement shall be interpreted and construed in accordance with the laws of the State of North Carolina.

 After the Original of this Agreement has been signed, in duplicate, by yourself and an authorized representative of Institution, please return them to me; the copy is for your records. The Material will be shipped as soon as possible upon receipt of this signed Agreement.
Sincerely,
Catherine Innes
Director
Office of Technology Development
cathy_inness@unc.edu

ACCEPTED AND AGREED TO: SCIENTIST

By:
<<Recipient_Scientist>>

INSTITUTION
(to be signed only by an authorized signatory of the Institution)

Title:

Date:

APPENDIX C
SHAREHOLDER AGREEMENT
[Intentionally omitted as superseded by the Seventh Amended and Restated Stockholders
Agreement dated December 1, 2015]

APPENDIX D
MILESTONES
[***]

FIRST AMENDMENT TO AMENDED, RESTATED AND CONSOLIDATED LICENSE AGREEMENT
This FIRST AMENDMENT to the AMENDED, RESTATED AND CONSOLIDATED LICENSE AGREEMENT (this “FIRST AMENDMENT”) is entered into this 30th day of November, 2012 (the “EFFECTIVE DATE’’) between The University of North Carolina at Chapel Hill having an address at Campus Box 4105, 308 Bynum Hall, Chapel Hill, North Carolina, 27599-4105 (“UNIVERSITY”) and Novan, Inc., a corporation organized and existing under the laws of the State of Delaware and having an address at 4222 Emperor Blvd, Suite 470, Durham, NC 27703 (“LICENSEE”).
WITNESSETH
WHEREAS, UNIVERSITY entered into a first license agreement with LICENSEE effective July 18, 2007, a FIRST AMENDMENT thereto effective September 30, 2008 and a SECOND AMENDMENT thereto effective October 29, 2010 (such license agreement, as amended by the FIRST AMENDMENT and the SECOND AMENDMENT thereto, the “FIRST AGREEMENT”); and
WHEREAS, UNIVERSITY entered into a second license agreement with LICENSEE effective October 1, 2009 and a FIRST AMENDMENT thereto effective October 29, 2010 (such license agreement, as amended by the FIRST AMENDMENT thereto, the “SECOND AGREEMENT”); and
WHEREAS, UNIVERSITY entered into an AMENDED, RESTATED AND CONSOLIDATED LICENSE AGREEMENT effective June 27, 2012 (“THIRD AGREEMENT”) thereby amending, restating and consolidating the FIRST AGREEMENT and the SECOND AGREEMENT into a single agreement; and
WHEREAS, UNIVERSITY and LICENSEE wish to amend the INVENTIONS and PATENT RIGHTS covered by the THIRD AGREEMENT to include inventions owned by UNIVERSITY and closely related to the INVENTIONS currently included under the THIRD AGREEMENT, titled “[***]” UNIVERSITY File: [***] and “[***]”, UNIVERSITY File: [***] (the “ADDED INVENTIONS”); and
WHEREAS, the ADDED INVENTIONS were conceived of by Yuan Lu and Mark Schoenfisch. .

NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained in this FIRST AMENDMENT and for good and valuable consideration, it is agreed by and between UNIVERSITY and LICENSEE as follows:
2. The term “INVENTIONS” is deemed to include the ADDED INVENTIONS and the items set forth in the attached Appendix A.
3. The term “PATENT RIGHTS” is deemed to include the patent rights set forth in the attached Appendix A.
4. In consideration for amending the INVENTIONS and PATENT RIGHTS to include UNC files: [***] and [***], LICENSEE shall pay UNIVERSITY [***] dollars ($[***]) within [***] ([***]) days of the EFFECTIVE DATE of this FIRST AMENDMENT.
5. Except as expressly amended in this FIRST AMENDMENT, the THIRD AGREEMENT shall continue in full force and effect in accordance with the provisions thereof prior to the effectiveness of this FIRST AMENDMENT.
6. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the THIRD AGREEMENT.
7. This FIRST AMENDMENT shall be interpreted and construed in accordance with the laws of the State of North Carolina. The State and Federal Courts of North Carolina shall have exclusive jurisdiction to hear any legal action arising out of this FIRST AMENDMENT.
8. This FIRST AMENDMENT may be executed by one or more of the parties to this FIRST AMENDMENT on any number of separate counterparts (including by facsimile transmission or PDF signature), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
Signature Page to Follow

IN WITNESS WHEREOF, UNIVERSITY and LICENSEE have executed this FIRST AMENDMENT in duplicate originals, by their respective officers hereunto duly authorized, the day and year first above written. The inventors of the ADDED INVENTION have likewise indicated their acceptance of the terms hereof by signing below.

THE UNIVERSITY OF NORTH CAROLINA AT CHAPEL HILL		NOVAN, INC.

By:	/s/ Jacqueline Quay	By:	/s/ Jeff Hunter
Name:	Jacqueline Quay		Jeff Hunter
Title:	Interim Director, OTD	Title:	VP of Operations
Date:	12/14/12	Date:	12/28/12
Acknowledged and agreed:

INVENTORS

/s/ Yuan Lu
Yuan Lu

/s/ Mark Schoenfisch
Mark Schoenfisch

APPENDIX A
PATENT RIGHTS
UNIVERSITY INVENTIONS
[***]

JOINT INVENTIONS
[***]